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Exhibit 4.3

MAUI LAND & PINEAPPLE COMPANY, INC.

SUBSCRIPTION FORM

Investor ID Number

THIS SUBSCRIPTION FORM, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION FORM IS COMPLETED.

        Maui Land & Pineapple Company, Inc. (the "Company") is conducting an offering (the "Rights Offering") of non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of its common stock (the "Common Stock"). The Rights are being offered to all holders of record of the Common Stock as of                                    (the "Record Date"). Pursuant to the Rights Offering, each stockholder is receiving one Right for each share of Common Stock owned as of the Record Date. Each Right entitles a stockholder of record to purchase                                     shares of Common Stock (the "Basic Subscription Privilege") at the cash price of $            per share (the "Subscription Price"). In addition, each holder of Rights that exercises its Basic Subscription Privilege in full is eligible to purchase any portion of the shares of Common Stock not purchased by other stockholders of record through the exercise of their Basic Subscription Privilege at the same Subscription Price of $            per share (the "Over-Subscription Privilege"). If over-subscription requests exceed the number of shares of Common Stock available for purchase in the Rights Offering, the Company will allocate the available shares of Common Stock pro rata among each stockholder that exercises the Over-Subscription Privilege in proportion to the number of shares of Common Stock owned by such stockholder on the Record Date, relative to the number of shares owned on the Record Date by all stockholders exercising the Over-Subscription Privilege. Fractional Rights or cash in lieu of fractional rights will not be issued in the Rights Offering. Fractional shares will be rounded down to the nearest whole number.

        The Rights will expire if they are not exercised by 5:00 p.m., New York time, on                                    , unless the Company extends the Rights Offering period (such date and time, as it may be extended, the "Expiration Date"). All exercises of the Rights are irrevocable.

        For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, dated                                    (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus may be obtained from BNY Mellon Shareowner Services ("BNY"), the subscription agent and information agent for the Rights Offering. In addition, any questions or requests for assistance regarding the Rights Offering should be directed to BNY. You may call BNY toll free from within the United States, Canada or Puerto Rico by calling 1-866-282-2358 or you may call BNY collect from outside the United States, Canada or Puerto Rico by calling 1-201-680-6579.

I hereby irrevocably subscribe for the number of Shares indicated on this Subscription Form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

(1)
Signature:    This form must be signed by the registered holder(s) exactly as their name(s) appear on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Stockholder	Date	Daytime Telephone #
Signature of Stockholder	Date	Daytime Telephone #

Please certify your Taxpayer Identification Number (TIN) by completing the information in box number 5 on the reverse side.

SEE INSTRUCTIONS

(2)	☐	Basic shares to subscribe	☐☐☐☐☐☐☐☐
WHOLE SHARES
(3)	☐	Over subscription for shares	☐☐☐☐☐☐☐☐
WHOLE SHARES

Enclosed is my check for $

(4)

Subscription Certificate Number		CUSIP Number
Basic Shares to Subscribe	Rights	Record Date Shares

MAUI LAND & PINEAPPLE COMPANY, INC.
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE

A.
Number of Shares subscribed for through the basic subscription privilege:                                    Shares

B.
Number of Shares subscribed for through the over subscription privilege:                                    Shares

C.
Total Subscription Price (sum lines A and B multiplied by $            ): $

D.
Method of Payment, check (1):

  ☐ (1) Certified or Cashier's check payable to BNY Mellon Shareowner Services (acting on behalf of The Bank of New York Mellon, N.A., the Subscription Agent)

 HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES
By Telephone: 9 a.m. to 6 p.m., New York time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico:
1-866-282-2358 (toll free)
From outside the U.S., Canada or Puerto Rico:
201-680-6579 (collect)

SUBSCRIPTION TO PURCHASE SHARES OF MAUI LAND & PINEAPPLE COMPANY, INC.
RETURN TO: THE BANK OF NEW YORK MELLON, N.A. c/o BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareowner Services Attn: Corporate Action Dept. P. O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Service Attn: Corporate Action Dept. 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

THIS RIGHTS OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON                                    .

(5)

  SUBSTITUTE FORM W-9, Department of the Treasury, Internal Revenue Service
  Payer's Request for Taxpayer Identification Number (TIN)

Part 1: Please provide your Taxpayer Identification Number (TIN) in the box and certify by signing and dating below
                ☐☐☐☐☐☐☐☐☐

Exempt Payee ☐

Please check appropriate box:
Individual/Sole Proprietor ☐ Corporate ☐ Partnership ☐ Limited Liability Company ☐

Enter tax classification

D = Disregarded Entity C = Corporation P = Partnership ☐ Other	☐ ☐ ☐

Under penalty of perjury, I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Signature	Date

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW

1.
Sign and date Box 1 and include your day time phone number.

2.
Place an (X) in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privilege.

3.
Place an (X) in the box and fill in the number of whole shares with respect to which you wish to exercise your over-subscription privilege. In order to exercise your over-subscription privilege, you must exercise your basic subscription privilege in full.

4.
Subscription Form and calculation section for determining your basic / over-subscription privileges.

5.
PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return Form W-8BEN.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON                                    .

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  Exhibit 4.3
MAUI LAND & PINEAPPLE COMPANY, INC.
SUBSCRIPTION FORM
  Investor ID Number
MAUI LAND & PINEAPPLE COMPANY, INC. SUBSCRIPTION FOR RIGHTS OFFERING RECORD DATE
HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES By Telephone: 9 a.m. to 6 p.m., New York time, Monday through Friday, except for bank holidays: From within the U.S., Canada or Puerto Rico: 1-866-282-2358 (toll free) From outside the U.S., Canada or Puerto Rico: 201-680-6579 (collect)
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS